EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is made as of this 28th day of August, 2024 (the “Effective Date”) by and between Ben Farzam (“Employee”) and Accredited Solutions, Inc., on behalf of a to-be-formed subsidiary (“Growth Company”) (“Employer”), (each, a “Party” and collectively, the “Parties”). The Parties agree and covenant to be bound by the terms set forth in this Agreement as follows:

1.	Employment. Employer shall employ Employee as CEO of Growth Company under this Agreement. In such capacity, Employee shall have the following duties and undertake the following responsibilities:

○	Oversee general corporate operations, company profit and loss,
○	Sourcing of Acquisition Targets,
○	Establish a growth strategy based on strategic acquisitions and synergies between acquired companies and
○	Generation of new projects and profit centers,

all as described in Employer’s Growth Plan attached hereto as Exhibit A and Employee’s own hybrid plan attached hereto as Exhibit B and made a part hereof.

Employee shall perform such other duties as are customarily performed by other persons in similar positions, including other duties as may arise from time to time and as may be assigned.

2.	Performance of Duties. Employee shall perform assigned duties and responsibilities in a professional manner, in good faith, and to the best of Employee’s skills, abilities, talents, and experience.

3.	Term. Employee’s employment under this Agreement shall begin on August 28, 2024, and shall continue for a period of six (6) months, unless terminated earlier as provided in this Agreement.

4.	Compensation.

A. Base Salary. As compensation for the services provided by Employee under this Agreement, Employer will pay Employee $5,000.00 per month. The amount will be paid to Employee once a month on the 5th of each month. Employer shall deduct or withhold any and all federal income and social security taxes and state or local taxes as required by law.

B. Signing Bonus. Employee shall receive within 15 days of his signature, a signing bonus of $30,000 in the form of a promissory note convertible into common stock of Employer.

5.

Expenses. Employer will reimburse Employee for the following reasonable out-of-pocket expenses incurred in furthering Employer’s businesses, after Employee provides an itemized account of expenditures pursuant to Employer policy:

○	Entertainment
○	Travel
○	Meals
○	Mobile phone

6.	Work Location. Employee will be permitted to perform his employment duties remotely.

7.

Conditions for Permanent Employment Agreement. The Employee shall have the option to convert this temporary agreement into a permanent employment agreement at the end of the 6-month term. The economic and term conditions of the permanent agreement shall be determined according to industry standards and goodwill between the parties.

Type of Compensation upon Permanent Employment:

○	Monthly salary.
○	Founder's Equity.
○	Stock options.

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8.	Confidentiality.

A. Confidential and Proprietary Information. In the course of employment, Employee will be exposed to confidential and proprietary information of Employer. Confidential and proprietary information shall mean any data or information that is competitively sensitive material and not generally known to the public, including, but not limited to, information relating to development and plans, marketing strategies, finance, operations, systems, proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, data, databases, inventions, know-how, trade secrets, customer lists, customer relationships, customer profiles, supplier lists, supplier relationships, supplier profiles, pricing, sales estimates, business plans, and internal performance results relating to the past, present, or future business activities, technical information, design, process, procedure, formula, or improvement, which Employer considers confidential and proprietary. Employee acknowledges and agrees that the confidential and proprietary information is valuable property of Employer, developed over a long period of time at substantial expense and that it is worthy of protection.

B. Confidentiality Obligations. Except as otherwise expressly permitted in this Agreement, Employee shall not disclose or use in any manner, directly or indirectly, any confidential and proprietary information either during the term of this Agreement or at any time thereafter, except as required to perform their duties and responsibilities or with Employer’s prior written consent.

C. Rights in Confidential and Proprietary Information. All ideas, concepts, work products, information, written material, or other confidential and proprietary information disclosed to Employee by Employer (i) are and shall remain the sole and exclusive property of Employer, and (ii) are disclosed or permitted to be acquired by Employee solely in reliance on Employee’s agreement to maintain them in confidence and not to use or disclose them to any other person except in furtherance of Employer’s business. Except as expressly provided herein, this Agreement does not confer any right, license, ownership, or other interest or title in, to, or under the confidential and proprietary information to Employee.

D. Irreparable Harm. Employee acknowledges that use or disclosure of any confidential and proprietary information in a manner inconsistent with this Agreement will give rise to irreparable injury for which damages would not be an adequate remedy. Accordingly, in addition to any other legal remedies which may be available at law or in equity, Employer shall be entitled to equitable or injunctive relief against the unauthorized use or disclosure of confidential and proprietary information. Employer shall be entitled to pursue any other legally permissible remedy available as a result of such breach, including but not limited to damages, both direct and consequential. In any action brought by Employer under this Section, Employer shall be entitled to recover its attorney’s fees and costs from Employee.

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9.

Ownership of Work Product. The Parties agree that all work products, information, or other materials created and developed by Employee in connection with the performance of duties and responsibilities under this Agreement and any resulting intellectual property rights are the sole and exclusive property of Employer.

10.

Termination. This Agreement may be terminated immediately by Employer for cause or in the event Employee violates any provision of this Agreement. Employee may terminate this Agreement and the employment at any time and for any reason in accordance with applicable local, state, and federal labor laws.

If Employee’s employment is terminated other than for cause, Employee shall be entitled to severance in the amount of 3 month’s salary.

At the time of termination, Employee agrees to return all Employer property, including but not limited to computers, cell phones, and any other electronic devices. Employee shall reimburse Employer for any Employer property lost or damaged in an amount equal to the market price of such property.

The rights and obligations of the Parties set forth in Confidentiality, Ownership of Work Product, Termination, and Miscellaneous are intended to survive termination and will survive the termination of this Agreement.

11.	Miscellaneous.

A. Authority to Contract. Employee acknowledges and agrees that Employee does not have the authority to enter into any binding contracts or commitments for or on behalf of Employer without first obtaining the prior written consent of Employer.

B. Governing Law. The terms of this Agreement shall be governed exclusively by the laws of the State of New York (not including its conflicts of law provisions). Any dispute arising from this Agreement shall be resolved through mediation. If the dispute cannot be resolved through mediation, then the dispute will be resolved through binding arbitration conducted in accordance with the rules of the American Arbitration Association.

C. Entire Agreement and Amendment. This Agreement constitutes the entire agreement between the Parties and supersedes all prior understandings of the Parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by both of the Parties.

D. Notices. Any notice or other communication given or made to either Party under this Agreement shall be in writing and delivered by hand, sent by overnight courier service, or sent by certified or registered mail, return receipt requested, to the address stated above or to another address as that Party may subsequently designate by notice and shall be deemed given on the date of delivery.

E. Waiver. Neither Party shall be deemed to have waived any provision of this Agreement or the exercise of any rights held under this Agreement unless such waiver is made expressly and in writing. Waiver by either Party of a breach or violation of any provision of this Agreement shall not constitute a waiver of any subsequent or other breach or violation.

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F. Further Assurances. At the request of one Party, the other Party shall execute and deliver such other documents and take such other actions as may be reasonably necessary to give effect to the terms of this Agreement.

G. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in whole or in part, the remaining provisions shall not be affected and shall continue to be valid, legal, and enforceable as though the invalid, illegal, or unenforceable parts had not been included in this Agreement.

H. No Assignment. The interests of Employee are personal to Employee and cannot be assigned.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

Employee’s Signature: /s/ Ben Farzam

Employee’s Full Name: Ben Farzam

Employer’s Signature: /s/ Eduardo A. Brito

CEO: Accredited Solutions, Inc.

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EXHIBIT A

Executive Summary

$750 Million in Annual Revenue

5-Year Plan

August 16, 2024

IMPORTANT CAUTIONS REGARDING FORWARD-LOOKING STATEMENTS

This presentation has been prepared by Accredited Solutions, Inc. (“we,” “us,” “our,” “Accredited Solutions” or the “Company”). This presentation does not constitute an offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, nor shall there be any offer or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this presentation unless stated otherwise, and neither this presentation, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof. This presentation contains forward-looking statements. These forward-looking statements should not be used to make an investment decision. The words ‘believe,’ ‘expect,’ ‘may,’ ‘strategy,’ ‘future,’ ‘likely,’ ‘goal,’ ‘plan,’ 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. All statements other than statements of historical facts included in this presentation regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements.

Examples of forward-looking statements include, among others, statements we make regarding our recent acquisitions and joint venture projects, the plans and objectives of management for future operations, including plans relating to the development of new products or services, and our future financial performance. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, competition within the industries in which we operate, the timing, cost and success or failure of new product and service introductions and developments, our ability to attract and retain qualified personnel, maintaining our intellectual property rights and litigation involving intellectual property rights, legislative, regulatory and economic developments, and the other risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report(s) on Form 10-Q.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Table of Contents

I. COMPANY OVERVIEW:	7
II. REVENUE GROWTH TRAJECTORY:	7
III. REVENUE AND PROFIT GROWTH STRATEGY	7
SYNERGISTIC ACQUISITIONS:	7
ORGANIC GROWTH INITIATIVES:	7
IV. INITIAL STEPS FOR ACQUISITIONS	8
ACQUIRING MANAGEMENT EXPERTISE:	8
V. ACQUISITION TIMELINE - YEAR 1	8
MONTH 1:	8
MONTHS 2-3:	9
MONTHS 3-4:	9
MONTHS 4-6:	9
VI: ACQUISITION TIMELINE - YEARS 2 AND BEYOND	9
YEAR 2:	9
YEARS 3-5:	10
VII: PROFIT OPTIMIZATION STRATEGY	10
COST REDUCTION AND EFFICIENCY IMPROVEMENT:	10
REVENUE MAXIMIZATION:	10
FINANCIAL MANAGEMENT:	10
VIII: 5-YEAR REVENUE GROWTH CHART	11

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I. Company Overview:

•	Accredited Solutions (“ASII”) is the sole owner of a premium alkaline water branded Diamond Creek Water, currently sold in major groceries and c-chain stores throughout the NE of the USA.

•

ASII is now pivoting its business focus on acquisition via growth in synergistic and other industries. The current management team will begin with phase I of its pivot by immediately bringing to the company the necessary talent, needed to create a successful acquisition strategy.

II. Revenue Growth Trajectory:

•

The company has already initiated phase I and the current potential candidates all have ample experience in acquisitions and synergistic integration. Additionally, they have proven track record in generating outsized growth of revenue and profit via acquisitions. Our plan is based on a 5-year revenue growth, starting from $30 million in Year 1 to $750 million in Year 5.

III. Revenue and Profit Growth Strategy

Synergistic Acquisitions:

•	Focus on acquiring profitable companies in the following sectors:

○	E-commerce: Expanding online retail presence and increasing market share.
○	AI-based e-commerce solutions: Offering cutting-edge tools to streamline operations and optimize sales channels.
○	AI-powered marketing: Enhancing customer engagement and increasing conversion rates through AI-driven insights.
○	Fintech: Integrating financial technology to provide seamless payment solutions and financial services.

Organic Growth Initiatives:

•	Synergies Between Administrative and Marketing Departments:

○	Streamlining operations to reduce costs and improve efficiency.
○	Leveraging data-driven decision-making to optimize marketing spend and customer acquisition.

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•	Cross-Selling Opportunities:

○	Utilizing existing customer relationships to introduce new products and services.
○	Expanding product offerings across acquired companies to increase average revenue per customer.

•	Expertise and Synergistic Marketing:

○	Leveraging the expertise of acquired companies to enhance overall marketing strategies.
○	Creating a unified brand message that resonates across all sectors.

IV. Initial Steps for Acquisitions

Acquiring Management Expertise:

•	Advisors:

○	Identify and hire industry experts with deep knowledge in e-commerce, fintech, and AI-powered marketing.
○	Advisors will guide the company through the acquisition process, ensuring that each target company aligns with the overall strategic vision.

•	Board Members:

○	Appoint two independent board members with specialized expertise in the sectors of focus.
○	These board members will provide oversight and strategic direction for acquisitions and operations.

•	New Operating CEO:

○	Recruit a CEO with a proven track record in scaling businesses through acquisitions.
○	The new CEO will drive the execution of the acquisition strategy and ensure the integration of acquired companies.

V. Acquisition Timeline - Year 1

Month 1:

•	Hire Advisors and New CEO:

○	Begin the recruitment process for advisors and the new CEO.
○	Initiate conversations with potential acquisition targets to assess alignment with the company’s strategic goals.

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Months 2-3:

•	Hire Independent Board Members:

○	Finalize the recruitment of two independent board members with expertise in e-commerce and fintech.
○	Form a new board focused on acquisitions and operations.

•	First Acquisition:

○	Close the first acquisition, serving as the initial platform for further acquisitions.
○	Begin integration of the acquired company’s operations into the existing structure,

Months 3-4:

•	Aggressive Strategy Launch:

○	Develop a more aggressive acquisition strategy based on insights gained from the first acquisition.
○	Identify additional acquisition targets that can provide strategic synergies.

Months 4-6:

•	Close Additional Acquisitions:

○	Successfully close 2-3 acquisitions, each contributing to the company’s growth objectives.
○	Identify a second platform acquisition that can synergize with the first and previously acquired companies.

VI: Acquisition Timeline - Years 2 and Beyond

Year 2:

•	Continued Acquisitions:

○	Maintain momentum with ongoing acquisitions, focusing on companies that can be integrated to enhance overall business performance.
○	Prioritize targets that offer strong financials, a loyal customer base, and potential for cross-selling.

•	Operational Integration:

○	Focus on integrating newly acquired companies into the existing infrastructure.
○	Optimize synergies between departments to maximize profitability.

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Years 3-5:

•	Scaling Operations:

○	Scale operations by leveraging the combined resources and expertise of acquired companies.
○	Focus on achieving the projected revenue milestones of $195 million in Year 3, $375 million in Year 4, and $500 million in Year 5.

•	Long-Term Vision:

○	Continuously evaluate new acquisition opportunities that align with the company’s long-term vision.
○	Explore potential international expansion as part of the growth strategy.

VII: Profit Optimization Strategy

Cost Reduction and Efficiency Improvement:

•	Centralized Operations:

○	Consolidate operations across acquired companies to reduce redundancies and improve cost efficiency.

•	Technology Integration:

○	Implement AI-based solutions to streamline processes, reduce operational costs, and improve decision-making.

Revenue Maximization:

•	Data-Driven Decision Making:

○	Utilize data analytics to optimize pricing, marketing strategies, and customer acquisition efforts.

•	Customer Retention and Expansion:

○	Focus on retaining existing customers through enhanced service offerings and personalized marketing.
○	Expand into new markets and customer segments to drive revenue growth.

Financial Management:

•	Profit Margins:

○	Continuously monitor and optimize profit margins across all business units.

•	Capital Structure Management:

○	Establish a long-term financial and capital structure discipline to increase shareholder value through a responsible plan to management number of newly issued common shares.

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VIII: 5-Year Revenue Growth Chart

○	2024: $30 million
○	2025: $85 million
○	2026: $205 million
○	2027: $475 million
○	Year 5: $750 million

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EXHBIT B

Strategic Vision: Pioneering the Convergence of Telecom and Fintech

Our vision is to create a transformative, integrated platform at the intersection of telecommunications and financial technology, revolutionizing how people access and use digital financial services.

Mission

To harness the power of telecom infrastructure and fintech innovation to deliver seamless, accessible, and comprehensive digital financial solutions to a global customer base.

Core Objectives

1.	Build a market-leading position in the telecom-fintech convergence space
2.	Deliver unparalleled value to customers through integrated, innovative services
3.	Drive significant synergies and operational efficiencies
4.	Establish a robust, scalable platform for sustained growth and expansion

Key Strategic Pillars

1.	Acquisition and Integration: Strategically acquire and seamlessly integrate high-potential telecom and fintech companies.
2.	Technology Excellence: Develop a state-of-the-art, unified technology platform that bridges telecom infrastructure with cutting-edge fintech solutions.
3.	Product Innovation: Continuously expand our suite of digital financial services, leveraging the strengths of both sectors.
4.	Customer-Centric Approach: Utilize telecom's vast distribution channels and fintech's personalized solutions to enhance customer experience and drive adoption.
5.	Regulatory Leadership: Set the standard for compliance and risk management in the converging telecom-fintech landscape.
6.	Strategic Partnerships: Foster key alliances to expand capabilities, reach, and market presence.

Long-Term Goals

•	Become the go-to platform for integrated telecom and financial services globally
•	Drive financial inclusion through accessible, innovative digital solutions
•	Shape the future of digital finance by setting industry standards and best practices
•	Deliver superior returns to shareholders through sustained growth and operational excellence

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